Exhibit 99.1

United States 12 Month Oil Fund, LP

Monthly Account Statement

For the Month Ended July 31, 2018

Statement of Income (Loss)

Income
Realized Trading Gain (Loss) on Futures	$3,243,857
Unrealized Gain (Loss) on Market Value of Futures	(5,637,887)
Dividend Income	26,939
Interest Income	106,839
ETF Transaction Fees	350
Total Income (Loss)	$(2,259,902)

Expenses
General Partner Management Fees	$41,890
Professional Fees	11,572
Brokerage Commissions	838
Non-interested Directors' Fees and Expenses	717
Prepaid Insurance Expense	495
NYMEX License Fee	1,047
Total Expenses	$56,559
Net Income (Loss)	$(2,316,461)

Statement of Changes in Net Asset Value

Net Asset Value Beginning of Month 7/1/18	$86,243,470
Withdrawals (200,000 Shares)	(4,969,271)
Net Income (Loss)	(2,316,461)

Net Asset Value End of Month	$78,957,738
Net Asset Value Per Share (3,200,000 Shares)	$24.67

To the Limited Partners of United States 12 Month Oil Fund, LP:

Pursuant to Rule 4.22(h) under the Commodity Exchange Act, the undersigned represents that, to the best of his knowledge and belief, the information contained in the Account Statement for the month ended July 31, 2018 is accurate and complete.

/s/ Stuart P. Crumbaugh

Stuart P. Crumbaugh

Chief Financial Officer

United States Commodity Funds LLC, General Partner of United States 12 Month Oil Fund, LP

United States Commodity Funds LLC

1999 Harrison Street, Suite 1530

Oakland, CA 94612